UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2006

Cardinal Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-11373	31-0958666
(Commission File Number)	(IRS Employer Identification Number)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of Principal Executive Offices, Including Zip Code)

(614) 757-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 27, 2006, Cardinal Health, Inc. (the “Company”) issued a press release announcing its results for the quarter ended September 30, 2006. A copy of the press release is furnished under this report as Exhibit 99.01.

Furnished under this report as Exhibit 99.02 is a discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations.

Item 7.01 Regulation FD Disclosure

During a conference call scheduled to be held at 11:00 a.m. EDT on October 27, 2006, the Company’s Chief Financial Officer, Jeffrey W. Henderson, will discuss the Company’s results for the quarter ended September 30, 2006. The Company is furnishing Mr. Henderson’s slide presentation for the conference call as Exhibit 99.03 to this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.01	Press release issued by the Company on October 27, 2006, and furnished under this report.

99.02	Information disclosed by the Company on October 27, 2006, and furnished under this report.

99.03	Slide presentation furnished under this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: October 27, 2006	By:	/s/ Jeffrey W. Henderson
	Name:	Jeffrey W. Henderson
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.01	Press release issued by the Company on October 27, 2006, and furnished under this report.

99.02	Information disclosed by the Company on October 27, 2006, and furnished under this report.

99.03	Slide presentation furnished under this report.